Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to give effect to the Transactions as discussed further below.

The pro forma adjustments are based on the information available and certain assumptions that management believes are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

Our historical audited and unaudited financial statements described above have been adjusted in the unaudited pro forma condensed combined financial information to show the effect of the Transactions on the historical financial statements of the Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined financial information does not include the realization of any future cost savings or synergies or the incurrence of restructuring or integration charges that are expected to result from the Dana Business Acquisition.

The unaudited pro forma condensed combined financial information is presented for illustrative and informative purposes only and is not intended to represent or be indicative of what the combined company’s results of operations and financial position would have been had the Transactions actually occurred on the dates indicated, and it is neither representative of nor projects the combined company’s results of operations for any future period or our financial condition at any future date.

On January 1, 2026 (the “Dana Business Acquisition Closing Date”), Allison Transmission Holdings, Inc. (“Allison” or the “Company”) completed its acquisition (the “Dana Business Acquisition”) of the off-highway business (the “Dana Business”) of Dana Incorporated (“Dana”) pursuant to the Stock Purchase Agreement, dated June 11, 2025 (the “Purchase Agreement”), between the Company and Dana, for a purchase price of $2.732 billion, financed through a combination of cash on hand and debt financing.

The Dana Business Acquisition has been accounted for in the following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, giving effect to the Dana Business Acquisition as if it had occurred January 1, 2024. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives effect to the Dana Business Acquisition as if it had occurred on September 30, 2025.

The following unaudited pro forma condensed combined financial information and related notes have been derived from, and should be read in conjunction with:

•

the historical audited consolidated financial statements of Allison as of and for the year ended December 31, 2024, and the accompanying notes, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024;

•

the historical unaudited condensed consolidated financial statements of Allison as of and for the nine months ended September 30, 2025, and the accompanying notes, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025;

•	the historical audited combined financial statements of the Dana Business as of and for the year ended December 31, 2024, and the accompanying notes, included in Exhibit 99.1; and

•	the historical unaudited condensed combined financial statements of the Dana Business as of and for the nine months ended September 30, 2025, and the accompanying notes, included in Exhibit 99.2.

The unaudited pro forma financial information contained herein is presented on a pro forma basis in accordance with Article 11 of Regulation S-X.

The Dana Business has historically been managed and operated in the normal course with other Dana businesses through multiple legal entities not solely dedicated to the Dana Business. Therefore, the accompanying historical combined financial statements of the Dana Business have been derived from the accounting records of Dana as if the Dana Business’ operations had been conducted independently from those of Dana and were prepared on a stand-alone basis in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The historical combined statements of operations of the Dana Business reflect allocations of general corporate expenses from Dana including, but not limited to executive management, research and development, sales and marketing, information technology, human resources, finance, accounting, legal, supply chain, and insurance. These allocations were based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional net revenues or headcount or other reasonable driver, as applicable. The unaudited pro forma condensed combined financial information include Dana assets and liabilities that are specifically identifiable or otherwise attributable to the Dana Business.

ALLISON TRANSMISSION HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

(in millions)

	Allison Historical	Dana Business Adjusted (Note 3)	Pre-Acquisition Adjustments	Note Ref	Transaction Accounting Adjustments	Note Ref	Financing Adjustments	Note Ref	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$902	$60	$50	5(a)	$(2,629)	6(b)	$1,983	7(a)	$366
Accounts receivable - net of allowance for doubtful accounts	329	861	(464)	5(b)	—		—		726
Inventories	331	546	—		58	6(f)	—		935
Other current assets	109	118	—		—		—		227

Total current assets	1,671	1,585	(414)		(2,571)		1,983		2,254
Marketable securities	23	—	—		—		—		23
Property, plant and equipment, net	834	434	—		217	6(e)	—		1,485
Intangible assets, net	816	70	—		1,155	6(d)	—		2,041
Goodwill	2,075	186	—		594	6(g)	—		2,855
Other non-current assets	98	173	—		(22)	6(c), 6(h)	—		249

Total assets	$5,517	$2,448	$(414)		$(627)		$1,983		$8,907
Liabilities
Current liabilities:
Accounts payable	$192	$482	$—		$—		$—		$674
Product warranty liability	34	21	—		—		—		55
Current portion of long-term debt	5	51	(51)	5(b)	—		—		5
Deferred revenue	35	34	—		—		—		69
Other current liabilities	172	277	—		31	6(c)	—		480

Total current liabilities	438	865	(51)		31				1,283
Product warranty liability	47	12	—		—		—		59
Deferred revenue	101	—	—		—		—		101
Long-term debt	2,393	659	(659)	5(b)	—		1,983	7(a)	4,376
Deferred income taxes	545	22	—		333	6(h)	—		900
Other non-current liabilities	152	286	—		(58)	6(i)	—		380

Total liabilities	3,676	1,844	(710)		306		1,983		7,099
Stockholders’ equity:
Common stock, $0.01 par value, 1,880,000,000 shares authorized, 83,328,575 shares issued and outstanding	1	—	—		—				1
Non-voting common stock, $0.01 par value, 20,000,000 shares authorized, none issued and outstanding	—	—	—		—				—
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding	—	—	—		—				—
Paid in capital	1,953	—	—		—				1,953
Accumulated deficit	(70)	—	—		(33)	6(c)			(103)
Net parent investment	—	822	296	5(a), 5(b)	(1,118)	6(a)			—
Accumulated other comprehensive loss, net of tax	(43)	(218)	—		218	6(a)			(43)

Total stockholders’ equity	1,841	604	296		(933)		—		1,808

Total liabilities and stockholders’ equity	$5,517	$2,448	$(414)		$(627)		$1,983		$8,907

See accompanying notes to the unaudited pro forma condensed combined financial information

ALLISON TRANSMISSION HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2025

(in millions, except per share data)

	Allison Historical	Dana Business Adjusted (Note 4)	Pre-Acquisition Adjustments	Note Ref	Transaction Accounting Adjustments	Note Ref	Financing Adjustments	Note Ref	Pro Forma Combined	Note Ref
Net sales	$2,273	$1,889	$—		$—		$—		$4,162
Cost of sales	1,164	1,542	—		17	6(e)	—		2,723

Gross Profit	1,109	347	—		(17)		—		1,439
Selling, general and administrative	270	120	—		87	6(d)	—		477
Engineering - research and development	130	35	—		—		—		165

Operating income	709	192	—		(104)		—		797
Interest expense, net	(67)	(10)	13	5(b)	—		(85)	7(a)	(149)
Other income, net	15	18	—		—		—		33

Income before income taxes	657	200	13		(104)		(85)		681
Income tax expense	(133)	(36)	—		25	6(k)	22	7(b)	(122)

Net income	$524	$164	$13		$(79)		$(63)		$559
Basic earnings per share attributable to common stockholders	$6.24								$6.65	6(l)
Diluted earnings per share attributable to common stockholders	$6.16								$6.57	6(l)

See accompanying notes to the unaudited pro forma condensed combined financial information

ALLISON TRANSMISSION HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(in millions, except per share data)

	Allison Historical	Dana Business Adjusted (Note 4)	Pre-Acquisition Adjustments	Note Ref	Transaction Accounting Adjustments	Note Ref	Financing Adjustments	Note Ref	Pro Forma Combined	Note Ref
Net sales	$3,225	$2,696	$—		$—		$—		$5,921
Cost of sales	1,696	2,166	—		81	6(e), 6(f)	—		3,943

Gross Profit	1,529	530	—		(81)		—		1,978
Selling, general and administrative	337	160	—		148	6(c), 6(d), 6(j)	—		645
Engineering - research and development	200	49	—		—		—		249

Operating income	992	321	—		(229)		—		1,084
Interest expense, net	(89)	(16)	16	5(b)	(7)	6(c)	(115)	7(a)	(211)
Other income, net	(6)	7	—		—		—		1

Income before income taxes	897	312	16		(236)		(115)		874
Income tax expense	(166)	(107)	—		54	6(k)	30	7(b)	(189)

Net income	$731	$205	$16		$(182)		$(85)		$685
Basic earnings per share attributable to common stockholders	$8.40								$7.87	6(l)
Diluted earnings per share attributable to common sockholders	$8.31								$7.78	6(l)

See accompanying notes to the unaudited pro forma condensed combined financial information

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information have been prepared using the acquisition method of accounting for business combinations under US GAAP, in accordance with Accounting Standards Codifications (ASC) 805, Business Combinations. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, with any excess purchase price allocated to goodwill. The allocation of the total purchase consideration exchanged has been made for the purpose of developing the pro forma information. The allocation of the total purchase consideration exchanged, as set forth herein, is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months following the closing date as allowed by ASC 805. Any such revisions or changes may be material. The Company has not completed the detailed valuation studies necessary to determine the fair value of the Dana Business’ assets acquired and liabilities assumed and the related allocations of purchase price. The final determination of the allocation of the purchase price will be based on the identification of the Dana Business’ assets acquired and liabilities assumed and their respective fair values as of the effective date of the Dana Business Acquisition.

The preliminary purchase price allocation presented below is based on Allison management’s estimate of the fair value of tangible and intangible assets acquired and liabilities assumed using information that is currently available. Amounts will be revised as additional information becomes available during the measurement period, which could be up to twelve months following the closing date as allowed by ASC 805. Accordingly, the final purchase accounting adjustments may be materially different from the preliminary unaudited adjustments presented herein.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company. Certain reclassifications have been made to conform the presentation of the Dana Business financial information to that of the Company. Please refer to Notes 3 and 4 for additional information.

There are no material transactions between the Company and the Dana Business during the periods presented. Accordingly, adjustments to eliminate transactions between the Company and the Dana Business have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2. Preliminary Purchase Price Calculation and Preliminary Purchase Price Allocation

The table below represents the preliminary calculation of estimated consideration to acquire the Dana Business. The adjustments to the base purchase price, in accordance with the Purchase Agreement, were calculated using working capital and indebtedness as of September 30, 2025, to give effect to the Dana Business Acquisition as if it had occurred on September 30, 2025. The final purchase consideration will be determined as part of the close process outlined in the Purchase Agreement and will be based on working capital and indebtedness reflected in the final closing statement, which reflects the balances as of January 1, 2026. Accordingly, the final purchase consideration may be materially different from the preliminary estimate presented herein.

(in millions)
Base purchase price, as adjusted	$2,732
Net indebtedness	(114)
Working capital increase	11

Total cash consideration transferred	$2,629

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of the Dana Business are recognized and measured at fair value. The allocation and the fair value assessments are preliminary and are based on currently available information and certain assumptions, which management believes are reasonable. For the preliminary estimate of fair values of assets acquired and liabilities assumed of the Dana Business, the Company primarily used income-based, market-based, and/or cost-based valuation approaches to conclude upon a preliminary estimate of fair values. The Company also used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions, when estimating fair value. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon this preliminary estimate of fair values. Accordingly, the pro forma purchase price allocation is subject to further adjustments as detailed analyses and final valuation are completed, and the adjustments could be material.

The table below represents a preliminary allocation of the estimated consideration to the Dana Business identified tangible and intangible assets acquired and liabilities assumed, based on preliminary estimated fair values as of September 30, 2025. The table below is also prepared on a post elimination and reclassification basis, which is further discussed in Notes 3 and 4.

(in millions)
Fair value of assets acquired:
Cash and cash equivalents	$110
Accounts receivable	397
Inventories	604
Other current assets	118
Property, plant and equipment	651
Intangible assets	1,225
Other non-current assets	153

Amount attributable to assets acquired	$3,258

Fair value of liabilities assumed:
Accounts payable	$482
Current product warranty liability	21
Deferred revenue	34
Other current liabilities	277
Non-current product warranty liability	12
Deferred incomes taxes	355
Other non-current liabilities	228

Amount attributable to liabilities assumed	$1,409

Fair value of net assets acquired	$1,849
Goodwill	780

Total estimated purchase price	$2,629

The Dana Business’s preliminary identifiable intangible assets and the preliminary step-up in property, plant and equipment along with their estimated useful lives consist of the following:

(in millions)
Identifiable Intangible assets	Estimated useful life in years	Estimated fair value
Customer Relationships	16	$730
Developed Technology	6	268
Trade Name	7	227

Total Identifiable Intangible Assets		$1,225

(in millions)
Property, plant and equipment	Estimated useful life in years	Estimated fair value
Step-up in Real property	25	$76
Step-up in remaining Property, plant and equipment	7	141

Total step-up in Property, plant and equipment		$217

Note 3. Dana Business Unaudited Pro Forma Condensed Combined Balance Sheet Reclassification Adjustments

During the preparation of the pro forma condensed combined balance sheet, a preliminary analysis of the Dana Business financial information was completed in order to identify differences in accounting policies and financial statement presentation when compared to Allison.

The following table summarizes the various reclassification adjustments made to the Dana Business Balance Sheet as of September 30, 2025, to align with the required pro forma presentation.

(in millions)	Dana Business, Before Reclassification	Reclassification		Dana Business, Adjusted	Allison Transmission Holdings, Inc. Financial Statement Line
Assets
Cash and cash equivalents	$60	$—		$60	Cash and cash equivalents
Accounts receivable
Trade, less allowance for doubtful accounts of $3 in 2025 and $4 in 2024	385	476	3(a)	861	Accounts receivable - net of allowance for doubtful accounts
Related party receivables	12	(12)	3(a)	—
Other	36	(36)	3(b)	—
Inventories	546	—		546	Inventories
Due from Parent, short term	464	(464)	3(a)	—
Other current assets	82	36	3(b)	118	Other current assets

Total current assets	1,585	—		1,585
Goodwill	186	—		186	Goodwill
Intangibles	70	—		70	Intangible assets, net
Deferred tax assets	85	(85)	3(c)	—
Other noncurrent assets	46	127	3(c)	173	Other non-current assets
Due from parent	—	—	3(c)	—
Operating lease assets	42	(42)	3(c)	—
Property, plant and equipment, net	434	—		434	Property, plant and equipment, net

Total assets	$2,448	$—		$2,448

Liabilities and equity
Current debt obligations	$2	$(2)	3(d)	$—
Accounts payable	432	50	3(e)	482	Accounts payable
Accounts payable – Related party	50	(50)	3(e)	—
Accrued payroll and employee benefits	84	(84)	3(d)	—
Income taxes payable	83	(83)	3(d)	—
Non-income taxes payable	28	(28)	3(d)	—
Due to Parent, short term	51	(51)	3(f)	—
		51	3(f)	51	Current portion of long-term debt
Customer advances	34	—		34	Deferred revenue
Warranties	21	—		21	Product warranty liability
Other accrued liabilities	80	197	3(d)	277	Other current liabilities

Total current liabilities	865	—		865
Due to parent	659	—		659	Long-term debt
Noncurrent operating lease liabilities	33	(33)	3(g)	—
Pension and postretirement obligations	119	(119)	3(g)	—
Deferred income taxes	22	—		22	Deferred income taxes
	—	12	3(g)	12	Product warranty liability
Other noncurrent liabilities	146	140	3(g)	286	Other non-current liabilities

Total liabilities	1,844	—		1,844

Net parent investment	822	—		822	Net parent investment
Accumulated other comprehensive loss	(218)	—		(218)	Accumulated other comprehensive loss, net of tax

Total equity	604	—		604

Total liabilities and equity	$2,448	$—		$2,448

a.	Reclassification of Related party receivables, and Due from Parent, short term to Accounts receivable net of allowance for doubtful accounts.
b.	Reclassification of Other accounts receivable to Other current assets.
c.	Reclassification of Deferred tax assets, Due from Parent, and Operating lease assets to Other non-current assets.
d.	Reclassification of Current debt obligations, Accrued payroll and employee benefits, Income taxes payable, and Non-income taxes payable to Other current liabilities.
e.	Reclassification of Accounts payable-Related party to Accounts payable.
f.	Reclassification of Due to Parent, short term to Current portion of long-term debt.
g.

Reclassification of Noncurrent operating lease liabilities and Pension and postretirement obligations to Other non-current liabilities, along with the break-out of the noncurrent portion of the Product warranty liability of $12 million from Other noncurrent liabilities.

Note 4. Dana Business Unaudited Pro Forma Condensed Combined Statements of Income Reclassification Adjustments

During the preparation of the pro forma condensed combined financial information, a preliminary analysis of the Dana Business financial information was completed in order to identify differences in accounting policies and financial statement presentation when compared to Allison.

The following tables summarize the various reclassification adjustments made to the Dana Business Statements of Operations for the nine months ended September 30, 2025, and year ended December 31, 2024, to align with the required pro forma presentation.

(in millions)	Dana Business, Nine Months Ended September 30, 2025, Before Reclassification	Reclassification		Dana Business, Adjusted	Allison Transmission Holdings, Inc. Financial Statement Line
Net sales - External	$1,854	$35	4(a)	$1,889
Net sales - Related party	35	(35)	4(a)	—

Net sales	1,889	—		1,889	Net sales
Costs and expenses
Cost of sales - External	1,558	(16)	4(b), 4(e)	1,542
Cost of Sales - Related party	26	(26)	4(b)	—

Cost of sales	1,584	(42)		1,542	Cost of Sales
Selling, general and administrative expenses	109	11	4(b)	120	Selling, general and administrative
	—	35	4(e)	35	Engineering - research and development
Amortization of intangibles	4	(4)	4(b)	—
Restructuring charges, net	3	(3)	4(c)	—
Interest
Interest income - External	4	(4)	4(d)	—
Interest income - Related party	6	(6)	4(d)	—

Interest income	10	(10)		—
Interest expense - External	(1)	1	4(d)	—
Interest expense - Related Party	(19)	19	4(d)	—

Interest expense	(20)	20		—
	—	(10)	4(d)	(10)	Interest expense, net
Other income, net	21	(3)	4(c)	18	Other income, net

Income before income taxes	200	—		200
Income tax expense	(36)	—		(36)	Income tax expense

Net income	$164	$—		$164

(in millions)	Dana Business, Year Ended December 31, 2024, Before Reclassification	Reclassification		Dana Business, Adjusted	Allison Transmission Holdings, Inc. Financial Statement Line
Net sales - External	$2,635	$61	4(a)	$2,696
Net sales - Related party	61	(61)	4(a)	—

Net sales	2,696	—		2,696	Net sales
Costs and expenses
Cost of sales - External	2,194	(28)	4(b), 4(e)	2,166
Cost of Sales - Related party	39	(39)	4(b)	—

Cost of sales	2,233	(67)		2,166	Cost of Sales
Selling, general and administrative expenses	137	23	4(b)	160	Selling, general and administrative
	—	49	4(e)	49	Engineering - research and development
Amortization of intangibles	5	(5)	4(b)	—
Restructuring charges, net	9	(9)	4(c)	—
Interest
Interest income - External	4	(4)	4(d)	—
Interest income - Related party	9	(9)	4(d)	—

Interest income	13	(13)		—
Interest expense - External	(4)	4	4(d)	—
Interest expense - Related party	(25)	25	4(d)	—

Interest expense	(29)	29		—
	—	(16)	4(d)	(16)	Interest expense, net
Other income, net	16	(9)	4(c)	7	Other (expense) income, net

Income before income taxes	312	—		312
Income tax expense	(107)	—		(107)	Income tax expense

Net income	$205	$—		$205

a.	Reclassification of Net sales-Related party to Net sales.

b.

Reclassification of Cost of sales-Related party to Cost of sales, along with the reclassification of $8 million, and $18 million, from Cost of sales-External related to warranty expense, to Selling, general and administrative for the nine months ended September 30, 2025, and year ended December 31, 2024, respectively. Amortization of intangibles was also reclassified to Selling, general and administrative.

c.	Reclassification of Restructuring charges, net to Other income (expense), net.

d.	Reclassification of Interest income-External, Interest income-Related party, Interest expense-External and Interest expense-Related party to Interest expense, net.

e.	Reclassification of Cost of sales-External related to Engineering - research and development expenditure, to Engineering-research and development.

Note 5. Pre-Acquisition Pro Forma Adjustments and Assumptions

The historical balance sheet of the Dana Business reflects certain assets that will not be acquired and certain liabilities that will not be assumed as part of the Dana Business Acquisition. Therefore, the following adjustments are included in the unaudited condensed combined pro forma balance sheet and in the unaudited condensed combined pro forma statements of operations to reflect the impact of the exclusion of these costs, assets and liabilities, as necessary:

a.

Reflects the minimum and maximum operating cash requirements by jurisdiction per the Purchase Agreement. As of September 30, 2025, several jurisdictions did not meet the minimum cash amount and one jurisdiction exceeded the maximum cash amount. At close of the Dana Business Acquisition, it is assumed that the jurisdictions that did not meet the minimum cash amount would meet that minimum threshold at close of the Dana Business Acquisition, and that the jurisdiction that exceeded the maximum cash at close of the Dana Business Acquisition amount would meet the maximum cash amount at close of the Dana Business Acquisition.

b.

As per the Purchase Agreement, all intercompany accounts between Dana and any transferred entity will be settled or otherwise eliminated prior to the close of the Dana Business Acquisition. Therefore, the following pro forma adjustments have been posted to reflect the impact of the elimination of intercompany accounts on the unaudited condensed combined pro forma balance sheet:

i.	A decrease of $464 million to Accounts receivable-net of allowance for doubtful accounts to reflect the elimination of a Due from parent, short term receivable.

ii.	A decrease of $51 million to Current portion of long-term debt to reflect the elimination of Due to parent, short-term.

iii.	A decrease of $659 million to Long-term debt to reflect the elimination of Due to parent, long-term.

iv.	An increase of $246 million to Net parent investment to reflect the net impact of the elimination of intercompany accounts on the balance sheet.

Additionally, pro forma adjustments have been made to reverse the interest expense and interest income related to the intercompany amounts recorded on the historical balance sheet. The adjustments have the following impact on the unaudited pro forma condensed combined statements of operations:

v.	A decrease in interest expense of $13 million for the nine months ended September 30, 2025, and $16 million for the year ended December 31, 2024.

Note 6. Transaction Accounting Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations. All taxable adjustments were calculated using a 23.97% blended statutory tax rate to arrive at deferred tax asset or liability adjustments.

a.	Reflects the elimination of the Dana Business’ historical equity.

b.

Reflects estimated cash consideration paid in connection with the Dana Business Acquisition. The amount is equal to the base purchase price and preliminary price adjustments based on contractual terms of the Purchase Agreement. See Note 2.

c.

Represents non-recurring transaction costs expected to be incurred after September 30, 2025. Estimated acquisition-related transaction costs include investment banker, advisory, legal, valuation, other professional fees and fees paid and yet to be paid for the Bridge Facility. Allison’s total estimated acquisition-related transaction costs amounted to $74 million. Of the $74 million, $41 million has been expensed to date, and $2 million in Bridge Facility set-up fees were capitalized on Allison’s historical balance sheet. These costs will not affect the combined statement of operations beyond 12 months after the Dana Business Acquisition close. This resulted in the following pro forma adjustments to the unaudited pro forma condensed combined balance sheet:

i.	The accrual of transaction costs of $31 million to Other current liabilities, which includes $26 million of acquisition-related transaction costs and $5 million of Bridge Facility related fees.

ii.	The removal of Bridge Facility set-up fees of $2 million from Other non-current assets

iii.	The increase to Accumulated deficit of $33 million related to the associated impact of the transaction costs incurred post September 30, 2025.

This resulted in the following pro forma adjustments to the unaudited pro forma condensed combined statements of operations:

iv.	The non-recurring transaction costs of $26 million charged to Selling, general and administrative for the year ended December 31, 2024.

v.

The non-recurring transaction costs related to the Bridge Facility of $7 million (inclusive of the unamortized $2 million Bridge Facility set-up fee and an additional $5 million that was paid at closing) charged to interest expense for the year ended December 31, 2024.

d.	Reflects the preliminary estimate of fair value of identifiable intangible assets acquired along with the elimination of historical intangible assets associated with the Dana Business as follows:

(in millions)	Transaction Accounting Adjustments
Adjustments to intangible assets, net:
Elimination of the Dana Business’ historical intangible assets	$(70)
Estimated fair value of Customer Relationships acquired	730
Estimated fair value of Developed Technology acquired	268
Estimated fair value of Trade Name acquired	227

Total	$1,155

This resulted in the following pro forma adjustments to Amortization of intangibles in the unaudited pro forma condensed combined statements of operations as follows:

(in millions)	Nine months ended September 30, 2025	Year ended December 31, 2024
Reversal of historical amortization expense related to the Dana Business’ intangible assets	$(4)	$(5)
Amortization of acquired Customer Relationships	34	46
Amortization of acquired Developed Technology	33	45
Amortization of acquired Trade Name	24	32

Total incremental amortization expense	$87	$118

A 10% change in the fair value of Customer Relationships, Developed Technology, and Trade Name would increase or decrease amortization expense on a pro forma basis by $9 million, and $12 million, for the nine months ended September 30, 2025, and for the year ended December 31, 2024, respectively.

e.	Reflects the preliminary estimate of the step-up in fair value of Property, plant and equipment, net acquired of $217 million, and the associated impact of depreciation as follows:

in millions	Nine months ended September 30, 2025	Year ended December 31, 2024
Depreciation expense related to the step-up value of Property, plant and equipment, net	$17	$23

A 10% change in stepped up value of Property, plant and equipment, net would increase or decrease depreciation expense on a pro forma basis by $1 million, and $2 million, for the nine months ended September 30, 2025, and for the year ended December 31, 2024, respectively.

f.

Reflects the preliminary estimate of the step-up in fair value of inventory of $58 million acquired related to Dana Business along with the associated increase to Cost of sales for the year ended December 31, 2024.

g.

Reflects the recognition of preliminary estimated Goodwill arising from the Dana Business Acquisition in the amount of $780 million and the elimination of Goodwill associated with Dana Business in the amount of $186 million for a total pro forma adjustment of $594 million.

h.

Reflects the deferred tax impact associated with the incremental difference in book and tax basis created from the preliminary purchase price allocation. Allison has estimated that the fair value adjustment to increase Deferred income taxes would be $333 million along with a decrease to the deferred tax asset balance of $20 million included within Other non-current assets, relating to estimated fair value adjustments at an estimated blended statutory tax rate of 23.97% for the combined company. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on the post-acquisition activities, including cash needs and the geographical mix of taxable income. The estimate is preliminary and subject to change based upon the final determination of fair value of the identifiable assets and liabilities.

i.

The Dana Business employees participate in Dana sponsored defined benefit plans and the Dana Business sponsored defined benefit plans. The Dana Business financial statements included a Dana Business sponsored defined benefit plan that would be retained by Dana at close of the Dana Business Acquisition and would not transfer to the combined company. As such, the under-

funded amount of this plan must be removed from the unaudited pro forma condensed combined balance sheet, netted with the addition of under-funded balances related to Dana Business employees of Dana sponsored plans. The net impact resulted in a reduction of $58 million from Other non-current liabilities. The actual funding status of the defined benefit plans as of the Dana Business Acquisition close depends on the fair value of plan assets and actuarial estimate of pension liability that has not yet been completed. Accordingly, the final funding status could differ materially from the current estimate.

j.

The one-time-post-combination expense of $4 million charged to Selling, general and administrative, for the year ended December 31, 2024, consists of retention bonuses for certain key employees. The retention bonuses are conditional upon future services to be completed within one year of the close of the Dana Business Acquisition. Dana employment agreements included these provisions, where Dana is responsible to pay 50% and Allison is required to pay the remaining 50% of the retention bonuses.

k.

The pro forma income tax adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, reflect the income tax effects of the pro forma adjustments. The Dana Business Acquisition-related expenses are assumed to be 50% deductible. For the year ended December 31, 2024, an effective tax rate of 22.89% is reflected, and for the nine months ended September 30, 2025, an effective tax rate of 23.97% is reflected, with the difference primarily driven by the deductibility of transaction costs. The effective tax rate applicable to the combined company could be significantly different from the rates used in the pro forma financial information, including as a result of post-acquisition activities.

l.	The following table sets forth the computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 2025, and the year ended December 31, 2024:

in millions (except per share data)
Numerator (basic and diluted):	Nine months ended September 30, 2025	Year ended December 31, 2024
Pro forma net income attributable to common shares	$559	$685
Denominator:
Weighted average number of common shares outstanding- basic	84	87
Weighted average number of common shares outstanding- diluted	85	88
Pro forma income per share:
Basic	$6.65	$7.87
Diluted	$6.57	$7.78

Note 7. Financing Pro Forma Adjustments and Assumptions

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

a.

Reflects the impact of the debt financing, which includes the issuance of the Incremental Term Loan Facility, or $1,188 million, net of debt issuance costs of $12 million, the issuance of the Notes, or $495 million, net of debt issuance costs of $5 million, and a $300 million draw on the Company’s Revolver Refinancing Facility for a total of $1,983 million. A blended rate of 5.52% was used to calculate the estimated interest expense in the unaudited pro forma condensed combined statements of operations for the Incremental Term Loan Facility, the Notes and the Revolver Refinancing Facility. The incremental interest expense and amortization of debt issuance costs associated with the Incremental Term Loan Facility, the Notes and the Revolver Refinancing Facility is shown below:

(in millions)	Nine months ended September 30, 2025	Year ended December 31, 2024
Estimated amortization of deferred financing costs on Incremental Term Loan Facility	$1	$2
Estimated amortization of deferred financing costs on Notes	—	1
Estimated interest expense on Incremental Term Loan Facility	51	68
Estimated interest expense on Notes	21	28
Estimated interest expense on Revolver Refinancing Facility	12	17
Elimination of commitment expense on Revolver Refinancing Facility	—	(1)

Net adjustment to interest expense	$85	$115

A 0.125% change in interest rates would increase or decrease interest expense on a pro forma basis by $1 million, and $2 million, for the nine months ended September 30, 2025, and for the year ended December 31, 2024, respectively.

b.

The pro forma income tax adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, reflect the income tax effects of the financing pro forma adjustments. The effective blended tax rate of the combined company could be significantly different from the 26.00% that has been used in the financing pro forma adjustments in the pro forma financial information for a variety of reasons, including post-acquisition activities.

DEFINITIONS

As used herein, except where noted or the context otherwise requires:

•

“Bridge Facility” refers to the 364-day senior unsecured bridge term loan facility in an aggregate principal amount of up to $2,000 million that a group of lenders (the “Lenders”) committed to provide pursuant to a commitment letter among the Lenders and the Company entered on June 11, 2025.

•

“Existing Revolving Credit Facility” refers to the Company’s senior secured revolving facility in the initial aggregate principal amount of up to $750.0 million (with a $75.0 million sublimit for the issuance of letters of credit thereunder), maturing on March 13, 2029.

•	“Existing Term Loan Facility” refers to the Company’s senior secured term loan facility in the initial aggregate principal amount of $518.0 million, maturing on March 13, 2031.

•	“Incremental Term Loan Facility” refers to the incremental term loan facility the Company began public marketing for on October 30, 2025.

•	“Notes” refers to the $500 million aggregate principal amount of 5.875% Senior Notes due 2033 issued by the Company.

•	“Revolver Refinancing Facility” refers to the revolving commitments to refinance the Existing Revolving Credit Facility to extend its maturity and increase the commitment amount therefor.

•	“Senior Secured Credit Facilities” refers to, collectively, the Revolver Refinancing Facility, the Incremental Term Loan Facility and the Existing Term Loan Facility.

•

“Transactions” refers to (a) the issuance of the Notes and the use of proceeds therefrom, (b) the Dana Business Acquisition, (c) the entry into and the effectiveness of the Amendment No. 5 to the credit agreement governing the Senior Secured Credit Facilities; and (d) the payment of fees, costs and expenses related to the foregoing.